Exhibit 99.7

EQUITY ONE, INC.

410 Park Avenue, Suite 1220

New York, New York 10022

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.	Approval of the Merger Agreement and the Merger. Proposal to approve the agreement and plan of merger, dated as of November 14, 2016, by and between Equity One, Inc. and Regency Centers Corporation and the merger of Equity One, Inc. with and into Regency Centers Corporation, with Regency Centers Corporation continuing as the surviving corporation.	☐	☐	☐

2.	Advisory Vote on Merger-Related Compensation for Equity One, Inc.'s Named Executive Officers. Proposal to approve, by advisory (nonbinding) vote, the compensation that may be paid or become payable to the named executive officers of Equity One, Inc. in connection with the merger.	☐	☐	☐

		For	Against	Abstain

3.	Adjournment of the Special Meeting of Equity One, Inc. Proposal to approve the adjournment of the Equity One, Inc. special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Equity One, Inc. merger proposal, if there are insufficient votes at the time of such adjournment to approve such proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000306447_1 R1.0.1.1

Please note that you will need to bring this admission ticket (or other proof of ownership) and valid photo identification in order to be admitted. Cameras and electronic recording devices are not permitted at the special meeting.

ADMISSION TICKET

EQUITY ONE, INC.

Special Meeting of Stockholders

February 24, 2017

9:30 AM, Eastern Time

Kirkland & Ellis LLP

601 Lexington Avenue, New York, New York, 10022

All bags, briefcases, purses, etc. that are brought into the facility will be subject to search.

This ticket is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement and Form Proxy Card are available at www.proxyvote.com

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EQUITY ONE, INC.

Special Meeting of Stockholders

February 24, 2017, 9:30 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) David Lukes and Aaron Kitlowski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Equity One, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on February 24, 2017 at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022 and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

If no directions are given, this proxy will be voted by the proxy holders FOR proposals 1, 2, and 3. In their discretion, the above-named proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the proxy statement dated             , 2017, describing more fully the proposals set forth herein.

Continued and to be signed on reverse side

0000306447_2 R1.0.1.1